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Exhibit 21


                                  SUBSIDIARIES

                                       OF

                        CSC PARENT CORPORATION (PRO FORMA)




                                                               State of
Name                                                           Organization

CSC Holdings, Inc.
  (formerly named Cablevision Systems Corporation)             Delaware

A-R Cable Investments, Inc.                                    Delaware

A-R Cable Services, Inc.                                       Massachusetts

Rainbow Media Holdings, Inc.                                   Delaware

V Cable, Inc.                                                  Delaware

NYC LP Corp.                                                   Delaware

Cablevision of New York City - Master L.P.                     Delaware

Cablevision MFR, Inc.                                          Delaware

Madison Square Garden, L.P.                                    Delaware

Regional MSG Holdings, LLC                                     Delaware

Regional Programming Partners                                  New York

Rainbow Media Sports Holdings, Inc.                            Delaware

Rainbow Regional Holdings, LLC                                 Delaware